Exhibit 99.1

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., October 28, 2014 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that its Board of Directors declared a quarterly cash dividend on Costco common stock of 35.5 cents per share. The quarterly dividend is payable November 28, 2014, to shareholders of record at the close of business on November 14, 2014.

Costco currently operates 665 warehouses, including 470 in the United States and Puerto Rico, 88 in Canada, 33 in Mexico, 26 in the United Kingdom, 20 in Japan, 11 in Korea, 10 in Taiwan, six in Australia and one in Spain. The Company plans to open up to an additional six new warehouses before the end of calendar year 2014. Costco also operates electronic commerce web sites in the U.S., Canada, the United Kingdom and Mexico.

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, amounts expected to be spent on expansion plans, actions of vendors, rising costs associated with employees (including health care costs), energy, and certain commodities, geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
David Sherwood, 425/313-8239

Issaquah Home Office  —  999 Lake Drive  —  Issaquah, WA 98027-5367  —  (425) 313-8100